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                                                                    EXHIBIT 32.1

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted) (the Sarbanes-Oxley Act of 2002), Stephen S. Schwartz, Ph.D., the Chief Executive Officer of Asyst Technologies, Inc. (the "Company"), and Geoffrey G. Ribar, the Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:

         1. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2003, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.

         This certification accompanies the Periodic Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Dated: August 12, 2003

/s/ Stephen S. Schwartz                   /s/ Geoffrey G. Ribar
---------------------------------         --------------------------------------
Stephen S. Schwartz, Ph.D.                Geoffrey G. Ribar
Chief Executive Officer                   Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Asyst Technologies, Inc. and will be retained by Asyst Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.